Exhibit 99(b)

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS OF BUSINESS BANK CORPORATION.

The undersigned stockholder of Business Bank Corporation, a Nevada corporation (the “Company”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on                     , 2007 and the accompanying Proxy Statement dated                 , 200  , and hereby appoints David Kellerman or John Guedry and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on                 , 2007 at     :00 a.m., local time, at [address], and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

	Please mark	☒
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION	your votes
IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS	like this

	FOR	AGAINST	ABSTAIN

1. APPROVAL OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF OCTOBER 31, 2006, BY AND BETWEEN BUSINESS BANK CORPORATION AND CITY NATIONAL CORPORATION, AS IT MAY BE AMENDED FROM TIME TO TIME	☐	☐	☐

2. APPROVAL OF AN ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES.	☐	☐	☐

Stockholder(s) Name(s):

Please print or type your name in the space above as it appears on your stock certificate. When shares are held in common or in joint tenancy, both should sign below. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Please Date and Sign the Next Page

Dated: , 200	SIGNATURES:

Please return by promptly mailing to the corporate offices of

Business Bank Corporation

6085 West Twain Avenue

Las Vegas, Nevada 89103

Attention:  Corporate Secretary

Or by faxing the same to: (      )       -        ; Attention:  Corporate Secretary

I will               will not              attend the Special Meeting.